   As filed with the Securities and Exchange Commission on October 26, 1995


                           Registration No. 33-35415

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          SURETY CAPITAL CORPORATION
--------------------------------------------------------------------------------
              (Exact name of issuer as specified in its charter)

            DELAWARE                                    75-2065607
--------------------------------------------------------------------------------
       (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)             Identification No.)

            1845 PRECINCT LINE ROAD, SUITE 100, HURST, TEXAS  76054
--------------------------------------------------------------------------------
                   (Address of Principal Executive Offices)

        1988 INCENTIVE STOCK OPTION PLAN OF SURETY CAPITAL CORPORATION
--------------------------------------------------------------------------------
                           (Full title of the plan)

   MR. C. JACK BEAN, 1845 PRECINCT LINE ROAD, SUITE 100, HURST, TEXAS 76054
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 817-498-2749
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS AND NOTICES TO:

                              MARGARET E. HOLLAND
                                TRACY & HOLLAND
                      306 WEST SEVENTH STREET, SUITE 500
                           FORT WORTH, TEXAS  76102
                                 817-335-1050
                            817-332-3140 (TELECOPY)
                           (COUNSEL FOR THE ISSUER)

                          CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
     Title of                         Proposed Maximum      Proposed  Maximum             Amount of
  Securities to      Amount to be      Offering Price       Aggregate  Offer-           Registration
  be Registered       Registered      Per Share/(1)/           ing Price/(1)/            Fee/(1)/
----------------------------------------------------------------------------------------------------
   Common Stock,        71,718             Not                    Not                      Not
 par value $0.01        shares          applicable            applicable                applicable
----------------------------------------------------------------------------------------------------

(1) A registration fee of $188.00 was paid with the initial filing of this Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 14, 1990. The fee was computed on the basis of the average of the NASDAQ bid and asked prices on June 4, 1990, based on 100,000 shares registered, as adjusted for the 1:10 reverse stock split on June 14, 1993.

                              ____________________

                          SURETY CAPITAL CORPORATION

              Form S-8, General
                Instruction C
           Item Number and Caption                  Heading in Prospectus
           -----------------------                  ---------------------

 1.  Forepart of Registration State-         Facing Page of Registration
     ment and Outside Front Cover            Statement; Cross Reference Sheet;
     Page of Prospectus                      Cover Page of Prospectus

 2.  Inside Front and Outside Back           AVAILABLE INFORMATION; TABLE OF
     Cover Pages of Prospectus               CONTENTS

 3.  Summary Information, Risk               THE COMPANY
     Factors and Ratio of Earnings to
     Fixed Charges

 4.  Use of Proceeds                         Not Applicable

 5.  Determination of Offering Price         Not Applicable

 6.  Dilution                                Not Applicable

 7.  Selling Security-Holders                SELLING SHAREHOLDERS

 8.  Plan of Distribution                    PLAN OF DISTRIBUTION

 9.  Description of Securities to be         Not Applicable
     Registered

10.  Interests of Named Experts and          EXPERTS
     Counsel

11.  Material Changes                        Not Applicable

12.  Incorporation of Certain Docu-          INCORPORATION OF CERTAIN DOCU-
     ments by Reference                      MENTS BY REFERENCE

13.  Disclosure of Commission Posi-          Not Applicable
     tion on Indemnification for
     Securities Act Liabilities

PROSPECTUS


                          SURETY CAPITAL CORPORATION

                                 71,718 SHARES
                                 COMMON STOCK


       This Prospectus relates to the offer and sale from time to time of up to 71,718 shares of common stock, $0.01 par value (the "Shares") of Surety Capital Corporation (the "Company") by the Selling Shareholders (the "Offer ing"), and is prepared in accordance with General Instruction C to Form S-8, to be used in connection with the resale of CONTROL SECURITIES to be acquired by the Selling Shareholders pursuant to the exercise of options granted under the 1988 Incentive Stock Option Plan of Surety Capital Corporation (the "Plan"). See "SELLING SHAREHOLDERS."

       Selling Shareholders, directly or through agents, dealers or underwriters, may sell the Shares from time to time on terms to be determined at the time of sale. To the extent required, the specific number of Shares to be sold, the names of the Selling Shareholders, respective purchase prices and public offering prices, the name of any agent, dealer or underwriter, and applicable discounts or commissions with respect to a particular offer, will be set forth in an accompanying Prospectus supplement. See "PLAN OF DISTRIBUTION."

       This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. No person has been authorized to give any information or to make any representations other than those contained in this Prospectus or the documents incorporated by reference herein in connection with the Offering made hereby, and, if given or made, such information or representa tions must not be relied upon as having been authorized by the Company or any Selling Shareholder. Neither the delivery of this Prospectus or any Prospec tus supplement nor any sale made hereunder or thereunder, shall under any circumstances create any implication that the information herein or therein is correct as of any time subsequent to the date of such information.

       The Company's common stock is traded on American Stock Exchange, Inc.'s primary list under the symbol "SRY."

       THESE SECURITIES INVOLVE A SIGNIFICANT DEGREE OF RISK.  SEE "RISK
FACTORS."

       NO INVESTOR OR INVESTORS ACTING TOGETHER MAY ACQUIRE IN THE AGGREGATE TEN PERCENT (10%) OR MORE OF THE COMPANY'S COMMON STOCK WITHOUT COMPLYING WITH THE PRIOR NOTICE REQUIREMENTS OF THE BANK CHANGE OF CONTROL ACT.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESEN TATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this Prospectus is October 26, 1995.

                             AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission") the Commission. The Registration Statement filed with respect to this Prospectus, and all other reports, proxy statements and other information can be inspected free of charge at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at 801 Cherry Street, Nineteenth Floor, Fort Worth, Texas 76102. Copies of such material may be obtained upon the payment of prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

       The Common Stock of the Company is traded on the American Stock Exchange, Inc., and reports, proxy statements and other information concerning the Company can be inspected at the American Stock Exchange, Inc. at 86 Trinity Place, Fifth Floor Library, New York, New York 10006. The telephone number of the American Stock Exchange, Inc. is 212-306-1290.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed by the Company with the Commission (File No. 33-1983) are incorporated herein by reference:

       (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "1994 Form 10-K");

       (b)  Current Report on Form 8-K dated January 11, 1995;

       (c) Amendment to the Current Report on Form 8-K/A for event dated December 20, 1994, filed February 6, 1995;

       (d) Amendment to the Quarterly Report on Form 10-Q/A (Amend ment No. 1) for the quarter ended June 30, 1994, filed June 19, 1995;

       (e)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

       (f)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;
            and

       (g)  Current Report on Form 8-K dated September 28, 1995.

       All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company will provide without charge to each person to whom this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Any such requests should be directed to Mr. Bobby W. Hackler, Surety Capital Corporation, 1845 Precinct Line Road, Suite 100, Hurst, Texas 76054, 817-498-2749.

                                  THE COMPANY

       Surety Capital Corporation (the "Company"), a corporation incorporated under the laws of the state of Delaware in 1985, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company owns over ninety-nine percent (99%) of the issued and outstanding shares of capital stock of Surety Bank, National Association, formerly Texas Bank, National Association and formerly Texas National Bank, Lufkin, Texas (the "Bank"), with full service offices in Hurst, Lufkin, Chester, Wells, Kennard, Whitesboro and Waxahachie, Texas.

       For additional information regarding the Company and the Bank, see the 1994 Form 10-K and other documents incorporated by reference herein. The Bank is engaged in general commercial banking and consumer banking. As of October 15, 1995 there were 420 shareholders of record of the Company.

       The Company's principal executive offices are located at 1845 Precinct Line Road, Suite 100, Hurst, Texas 76054, and its telephone number is 817-498-2749.

                                 RISK FACTORS

       In addition to the other information in this Prospectus, prospective investors should carefully consider the following factors which individually or cumulatively could result in the decline or loss in the value of the Shares offered hereby:

       THE OVERTON BANK & TRUST LOAN. On December 9, 1994 the Company borrowed $1,750,000 from Overton Bank & Trust, N.A. ("Overton") bearing interest at two percent above Overton's prime rate, with principal and interest due at maturity. On the loan's original maturity date of June 7, 1995, the Company reduced the balance of the loan to $500,000 and obtained a new note with a maturity date of January 23, 1996. The loan is secured by all of the shares of the Bank owned by the Company and by a personal guarantee of C. Jack Bean, Chairman of the Board of the Company. The loan was obtained to assist the Bank in acquiring First National Bank, located in Whitesboro, Texas. The Company subsequently reduced the balance of this loan to $375,000 with the proceeds from the sale of shares of common stock of the Company under its Registration Statement on Form S-2.

       INSURANCE PREMIUM FINANCING CONCENTRATION MAY INCREASE RISK OF LOSSES. As of December 31, 1994 insurance premium financing loans represented approximately 32% of the total loans of the Bank. Such a high concentration of insurance premium financing loans may expose the Bank to greater risk of loss than would a more diversified loan portfolio, although no more than 10% of the Bank's insurance premium financing loans are made regarding policies issued by any one insurance company.

       ALLOWANCE FOR LOAN LOSSES. The Bank attempts to establish an adequate allowance for possible loan losses through management's analysis of current and historical data. Loan losses different from the allowance provided by the Bank could occur, and loan losses in excess of the allowance for loan losses are possible. Loan losses in excess of the amount of the allowance could and probably would have a material adverse effect on the financial condition of the Bank and therefore the Company. At December 31, 1994 the Bank's allowance for loan losses was 1.1% of total loans (net of unearned interest) and 574.8% of total nonperforming loans. Management believes that all known losses in the portfolio have been provided for.

       EQUITY CAPITAL COMPLIANCE REQUIREMENTS FOR BANK AND COMPANY. Pursuant to regulatory requirements, the Bank and the Company are required to maintain certain levels of regulatory capital. Failure to meet these capital requirements could expose the Company and/or the Bank to possible regulatory administrative action or agreements, including, for the Bank, limitations on asset growth, restrictions on operations, restrictions on payment of dividends or mandated disposition of assets. For bank holding companies with less than $150 million in consolidated assets, such as the Company, the capital requirements are applied on a bank-only basis. Generally, a national bank is required to maintain a minimum ratio of 8% qualifying capital to risk-weighted assets. Qualifying capital includes common stockholders' equity and, subject to certain limi tations, preferred stock, the allowance for loan losses, mandatory convertible debt and subordinated debt. For purposes of calculating the ratio, assets are assigned different risk weights, ranging from 0% for risk-free assets such as cash to 100% for assets such as commercial loans. At December 31, 1994 the Bank had a qualify ing capital to risk-weighted assets ratio of 11.17%. In addition, the Bank is required to maintain a minimum level of 3% core (generally equity) capital to assets. At December 31, 1994 the Bank had a 10.13% ratio of core capital to assets. There can be no assurance that the Company will be successful in maintaining or raising capital for the Bank sufficient to meet its needs.

       SHARES OWNED BY TENNESSEE RECEIVER'S OFFICE. Approximately 4.99% of the total outstanding shares of the Company are currently held by the Tennessee Receiver's Office (the "Liquidator") as a result of a Liquidation Order with respect to Anchorage Fire & Casualty Insurance Company ("Anchorage"), a former shareholder of the Company. Pursuant to the Liquidation Order, all assets of Anchorage (including the shares of common stock of the Company owned by Anchorage) are vested in the Liquidator. However, should the Liquidator attempt to sell shares over a short period of time, such a transaction or transactions could have a significant adverse effect on the market price for the common stock.

       RELIANCE ON KEY PERSONNEL. The Company and the Bank are highly dependent upon their executive officers and key employees. Specifically, the Company considers the services of C. Jack Bean, G. M. Heinzelmann, III, and Bobby W. Hackler to be of vital import-ance to the success of the Company. The unexpected loss of the services of any of these individuals, particularly Mr. Bean, Chairman of the Board of the Company, could have a detrimental effect on the Company and the Bank. The Bank is the beneficiary of a $500,000 key man insurance policy on the life of Mr. Bean.

       "SOURCE OF STRENGTH DOCTRINE." The Board of Governors of the Federal Reserve System (the "Federal Reserve") has announced a policy sometimes known as the "source of strength doctrine" that requires a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. The Federal Reserve has interpreted this policy to require that a bank holding company, such as the Company, stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity. The Federal Reserve has stated that it would generally view a failure to assist a troubled or failing subsidiary bank in these circumstances as an unsound or unsafe banking practice or a violation of Regulation Y or both, justifying a cease and desist order or other enforcement action, particularly if appropriate resources are available to the bank holding company on a reasonable basis. The requirement that a bank holding company, such as the Company, make its assets and resources available to a failing subsidiary bank could have an adverse effect on the Company and its shareholders.

       RESTRICTION ON BANK DIVIDENDS. The Company does not intend to pay dividends in the near future. However, the payment of cash dividends by the Company in the future will depend to a large extent on the receipt of dividends from the Bank. The ability of the Bank to pay dividends is dependent upon the Bank's earnings and financial condition. The payment of cash dividends by the Bank to the Company and by the Company to its shareholders is subject to statutory and regulatory restrictions.

       COMPETITION. There is significant competition among banks and bank holding companies in the areas in which the Bank and the Company operate. The Company believes that such competition among such banks and bank holding companies, many of which have far greater assets and financial resources than the Company, will continue to increase in the future. The Bank also encounters intense competition in its commercial banking business from savings and loan associations, credit unions, factors, insurance companies, commercial and captive finance companies, and certain other types of financial institutions located in other major metropolitan areas in the United States, many of which are larger in terms of capital, resources and personnel. The casualty insurance premium financing business of the Bank is also very competitive. Large insurance companies offer their own financing plans, and other independent premium finance companies and other financial institutions offer insurance premium financing.

       GOVERNMENT REGULATION AND RECENT LEGISLATION. The Company and the Bank are subject to extensive federal and state legislation, regulation and supervision regarding banking and insurance premium financing. Recently enacted or proposed legislation and regulations have had, will continue to have or may have significant impact on the banking industry. Some of the legislative and regulatory changes may benefit the Company and the Bank, while others may increase the Company's costs of doing business and assist competitors of the Company and the Bank. For example, under the Riegle-Neal Interstate Banking and Branching Act of 1994, banks may acquire branches through interstate mergers beginning June 1, 1997, unless a state "opts out." The Texas Legislature has passed legislation to opt out until 1999. It is not possible to predict whether this legislation will enhance or decrease the value of stock of existing Texas-based financial institutions. In addition, persons, alone or acting in concert with others, seeking to acquire more than 10% of any class of voting securities must comply with the Change in Bank Control Act. Entities seeking to acquire more than 5% of any class of voting securities must also comply with the Bank Holding Company Act.

       GENERAL ECONOMIC CONDITIONS AND MONETARY POLICY. The operating income and net income of the Bank depend to a substantial extent on "rate differentials," i.e., the differences between the income the Bank receives from loans, securities and other earning assets, and the interest expense it pays to obtain deposits and other liabilities. These rates are highly sensitive to many factors which are beyond the control of the Bank, including general economic conditions and the policies of various governmental and regulatory authorities. For example, in an expanding economy, loan demand usually increases and the interest rates charged on loans increase. Increases in the discount rate by the Federal Reserve System usually lead to rising interest rates, which affect the Bank's interest income, interest expense and investment portfolio. Also, governmental policies such as the creation of a tax deduction for individual retirement accounts can increase savings and affect the cost of funds.

                             SELLING SHAREHOLDERS

       The following table sets forth certain information as of October 15, 1995 regarding the Common Stock of the Company benefi cially owned by the Selling Shareholders, and any position, office or other material relationship which the Selling Shareholders have had in the past three years with the Company.

                                                             NUMBER OF SHARES
                                                          OF COMMON STOCK UNDER
                                                            THIS OFFERING (3)
                                                       ----------------------------
                                                                                        NUMBER       PERCENTAGE
                                                                                     OF SHARES OF   OF SHARES OF
                                           SHARES         ACQUIRED       SUBJECT     COMMON STOCK   COMMON STOCK
                         POSITION,      BENEFICIALLY       UNDER        TO OPTIONS      OWNED          OWNED
                         OFFICE OR         OWNED        PLAN & HELD    OUTSTANDING    AFTER SALE     AFTER SALE
                          MATERIAL        PRIOR TO      SUBJECT TO      UNDER THE     UNDER THIS     UNDER THIS
      NAME (1)          RELATIONSHIP    OFFERING (2)   THIS OFFERING     PLAN (4)    OFFERING (5)   OFFERING (6)
--------------------  --------------    -----------    ------------  -------------  -------------  -------------

C. Jack Bean          Chairman of the   206,019/(7)/       16,504         11,900        177,615           4.98%
                      Board and Chief
                      Executive Officer

Bobby W. Hackler      Vice President,    21,482/(8)/            0         21,354            128    less than 1%
                      Secretary and
                      Chief Financial
                      Officer

G. M. Heinzelmann,    President          29,685/(9)/            0         21,960          7,725    less than 1%
 III                                    ============       ======         ======        =======           ====
                                 TOTAL       257,186       16,504         55,214        185,468           5.21%

  (1) Except as otherwise noted, each of the persons named has sole voting and dispositive power with respect to the shares reported.

  (2) Includes all shares which have been or may have been acquired under the Plan subject to options except those shares not exercisable within sixty
       (60) days from the date of this Prospectus, and includes all other shares for which beneficial ownership is deemed pursuant to Rule 13d-3 under the Exchange Act.

  (3) For each of the Selling Shareholders, the sum of these two columns is the total number of Shares which may be offered for his account pursuant to the Prospectus. The sum of the totals of these two columns equals the total number of Shares regis tered under this Offering.

  (4) Only includes Shares subject to options exercisable within sixty (60) days that were granted pursuant to the Plan.

  (5) Does not include any Shares that have been acquired or may be acquired pursuant to the Plan.

  (6) Based on 3,561,643 shares of Common Stock outstanding at October 15, 1995, which assumes the exercise of all options underlying the Shares offered hereby.

  (7) Includes 194,119 shares of Common Stock owned of record and 11,900 shares of Common Stock which Mr. Bean has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1988 Incentive Stock Option Plan of the Company.

  (8) Includes 128 shares of Common Stock owned of record and 21,354 shares of Common Stock which Mr. Hackler has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1988 Incentive Stock Option Plan of the Company.

  (9) Includes 7,725 shares of Common Stock owned of record and 21,960 shares of Common Stock which Mr. Heinzelmann has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1988 Incentive Stock Option Plan of the Company.

                             PLAN OF DISTRIBUTION

       The Company will not receive any of the proceeds from sales of the Shares owned by the Selling Shareholders. Generally, all costs, expenses, and fees incurred in connection with the registration of the Shares offered hereby will be borne by the Company. However, the Selling Shareholders will bear all brokerage commissions and discounts and other costs and expenses attributable to the sale of their Shares offered hereby.

       Shares owned by a Selling Shareholder may be sold from time to time to purchasers directly by such Selling Shareholder. Alternatively, the Selling Shareholders may from time to time offer their respective Shares in one or more transactions (which may involve block transactions) (i) through underwriters;
(ii) through dealers; (iii) "at the market" into an existing trading market, or in other ways not involving market makers or established trading markets; (iv) in privately negotiated transactions; or (v) in a combination of any such transactions. Such transactions may be effected by any Selling Shareholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices. At the time a particular offer of Shares is made, a Prospectus supplement, if required, will be distributed that will set forth the aggregate amount of Shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

       If an underwriter or underwriters are utilized in a firm commitment public offering, the Selling Shareholders will execute a firm commitment underwriting agreement with such underwriters. If a dealer is utilized in the sale of its Shares, the Selling Shareholder will sell such Shares to the dealer, as principal. The dealer may then resell such Shares to the public at varying prices to be determined by such dealer at the time of resale.

       Sales of Shares "at the market" and not at a fixed price into an existing trading market for the Shares, may be made to or through one or more underwriters, acting as principal or as agent, as shall be specified in an accompanying Prospectus supplement. Other sales may be made, directly or through agents, to purchasers outside existing trading markets.

       The place and time of delivery for a particular offer of the Shares will be set forth in an accompanying Prospectus supplement, if required.

       Any brokers or dealers that participate with the Selling Shareholders in offers and sales of the Shares offered hereby (and any other participating brokers and dealers) may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts received by such broker-dealers and any profit on the sale of the Shares by such broker-dealers may be deemed underwriting discounts and commissions under the Securities Act.

                                 LEGAL OPINION

       Tracy & Holland of Fort Worth, Texas, which has represented the Company in this offering, has delivered an opinion concerning the due issuance of the Shares offered hereby.

                                    EXPERTS

       The consolidated Balance Sheets of the Company as of Decem ber 31, 1994 and 1993 and the related consolidated Statements of Income, Shareholders' Equity, and Cash Flows for the years ended December 31, 1994 and 1993, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the report of Coopers & Lybrand, L.L.P., independent public accountants, given on the authority of that firm as experts in accounting and auditing.

       TABLE OF CONTENTS

                           Page
                           ----

AVAILABLE INFORMATION......   2

INCORPORATION OF CERTAIN
   DOCUMENTS BY REFERENCE..   2

THE COMPANY................   4

RISK FACTORS...............   4

SELLING SHAREHOLDERS.......   7

PLAN OF DISTRIBUTION.......   9

LEGAL OPINION..............  10

EXPERTS....................  10


                         ____________________________
                         ____________________________



                          SURETY CAPITAL CORPORATION





                             ____________________


                                 71,718 SHARES
                                 COMMON STOCK
                                $0.01 par value


                             ____________________
                                  PROSPECTUS
                             ____________________


                               OCTOBER 26, 1995





                         ____________________________
                         ____________________________

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Commis sion are incorporated herein by reference:

     (a)  Annual Report on Form 10-K for the fiscal year ended December 31,
          1994;

     (b)  Current Report on Form 8-K dated January 11, 1995;

     (c) Amendment to the Current Report on Form 8-K/A for event dated December 20, 1994, filed February 6, 1995;

     (d) Amendment to the Quarterly Report on Form 10-Q/A (Amend ment No. 1) for the quarter ended June 30, 1994, filed June 19, 1995;

     (e)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

     (f)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

     (g)  Current Report on Form 8-K dated September 28, 1995; and

     (h) The description of the Common Stock contained in the Company's registration statement filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents with the Commission.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The shares being offered hereunder are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Neither any expert named in the Registration Statement as having prepared or certified any part hereof (or as named as having prepared or certified a report or valuation for use in connection with the Registration Statement), nor any counsel for the Company named in the Prospectus as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter through the date of effectiveness of this Registration Statement or that part of this Registration Statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the Registration Statement, a substantial interest, direct or indirect, in the Company or its subsidiary or was connected with the Company or the subsidiary as a promoter, underwriter, voting trustee, director, officer or employee.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the General Delaware Corporation Law (the "Act") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The Company's articles of incorporation and bylaws provide for the indemnification of its directors and officers to the full extent permitted by law.

       In particular, the Company shall indemnify any director, officer or employee or former director, officer or employee of the Company, or any person who may have served at its request, as a director, officer or employee of another corporation in which it owns shares of stock, or of which it is a creditor, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the full extent permitted by Section 145 of the General Delaware Corporation Law, including the power to purchase and maintain insurance, as provided in Paragraph (g) of said Section 145.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

     5     Opinion and Consent of Tracy & Holland*

    23.01  Consent of Tracy & Holland (contained in the Opinion filed as
           Exhibit 5 to this Registration Statement)*

    23.02 Consent of Coopers & Lybrand, independent certified public accountants*

    99.01 1988 Incentive Stock Option Plan of Surety Capital Corporation (1) (10.05)

___________________________

       *    Filed herewith.

     (1) Filed with the Company's Form 10-K dated December 31, 1991 and incorporated by reference herein.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

            Know All Men By These Presents that each person whose signature appears on the signature pages of this Registration Statement constitutes and appoints C. Jack Bean and Bobby W. Hackler, and each of them, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them or his substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 17, 1995.

                                              SURETY CAPITAL CORPORATION
                                                     (Registrant)



                                          By:/s/ C. Jack Bean
                                             ---------------------------------
                                             C. Jack Bean, Chairman of the
                                             Board and Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                     TITLE                 DATE
         ---------                     -----                 ----


/s/ C. Jack Bean              Chairman of the Board    October 17, 1995
----------------------------  and Director (Princi-
C. Jack Bean                  pal Executive Officer)


/s/ G. M. Heinzelmann, III    President and            October 17, 1995
----------------------------  Director
G. M. Heinzelmann, III


/s/ Bobby W. Hackler          Vice President,          October 17, 1995
----------------------------  Secretary and Chief
Bobby W. Hackler              Financial Officer
                              (Principal Accounting
                              Officer)


/s/ William B. Byrd           Director                 October 17, 1995
----------------------------
William B. Byrd


/s/ Joseph S. Hardin          Director                 October 17, 1995
----------------------------
Joseph S. Hardin

/s/ Michael L. Milam          Director                 October 17, 1995
----------------------------
Michael L. Milam


/s/ Garrett Morris            Director                 October 17, 1995
----------------------------
Garrett Morris


/s/ Cullen W. Turner          Director                 October 17, 1995
----------------------------
Cullen W. Turner

                               INDEX TO EXHIBITS

                                                            Sequentially
Exhibit                                                       Numbered
Number                       Exhibit                            Page
-------------------------------------------------------------------------


 5             Opinion and Consent of Tracy & Holland         ________

23.01          Consent of Tracy & Holland (contained          ________
               in the Opinion filed as Exhibit 5 to
               this Registration Statement)

23.02          Consent of Coopers & Lybrand, independent      ________
               certified public accountants